        As filed with the Securities and Exchange Commission on August 8, 2000
                                       Registration Statement No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under The Securities Act of 1933

                             VANTAGEMED CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                            68-0383530
     (State of other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

                          3017 KILGORE ROAD, SUITE 195
                      RANCHO CORDOVA, CALIFORNIA 95670-6149
                    (Address of Principal Executive Offices)

          VANTAGEMED CORPORATION 1998 STOCK OPTION/STOCK ISSUANCE PLAN
           OPTIONS ASSUMED UNDER BRAND SOFTWARE INC. STOCK OPTION PLAN
          OPTIONS ASSUMED UNDER MARINER SYSTEMS INC. STOCK OPTION PLAN
            OPTIONS ASSUMED UNDER HEALTHCARE INFORMATION SYSTEMS PLAN
                              (Full Title of Plans)

                          THE CORPORATION TRUST COMPANY
                               1209 ORANGE AVENUE
                           WILMINGTON, DELAWARE 19801
                                 (302) 777-0210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                                KEVIN COYLE, ESQ.
                        GRAY CARY WARE & FREIDENRICH LLP
                          400 CAPITOL MALL, 24TH FLOOR
                        SACRAMENTO, CALIFORNIA 95814-4411

                         CALCULATION OF REGISTRATION FEE
----------------------------------- --------------------- --------------------- -------------------- -------------------
       TITLE OF SECURITIES              AMOUNT TO BE            PROPOSED         PROPOSED MAXIMUM        AMOUNT OF
         TO BE REGISTERED                REGISTERED             MAXIMUM         AGGREGATE OFFERING    REGISTRATION FEE
                                                             OFFERING PRICE          PRICE (2)
                                                              PER SHARE(2)
----------------------------------- --------------------- --------------------- -------------------- -------------------
Common Stock, $0.001 par value           1,113,831               $ 3.95            $4,385,674.00         $1,158.00
                                         shares (1)
----------------------------------- --------------------- --------------------- -------------------- -------------------

(1) Represents ( i ) 1,000,000 shares reserved for issuance by Registrant under the VantageMed Corporation 1998 Stock Option/Stock Issuance Plan; (ii) 23,901 options assumed formerly under the Brand Software Inc. Stock Option Plan; (iii) 72,908 options assumed formerly under the Mariner Systems Inc. Stock Option Plan, and (iv) 17,022 options assumed formerly under the Healthcare Information Systems Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of VantageMed Corporation.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and the aggregate offering price are based upon (a) 769,741 shares issuable pursuant to outstanding options under the 1998 Stock Option/Stock Issuance Plan (the "Plan") with a weighted average exercise price of $3.95 per share, (b) 23,901 shares issuable pursuant to the outstanding assumed options under the Brand Software Inc. Stock Option Plan with a weighted average exercise price of $2.11 per share, (c) 72,908 shares issuable pursuant to outstanding assumed options under the Mariner Systems Inc. Stock Option Plan with a weighted average exercise price of $3.85 per share, (d) 17,022 shares issuable pursuant to outstanding assumed options under the Healthcare Information Systems Plan with a weighted average exercise price of $1.89 per share, and (e) 230,259 shares reserved for future grants under the Plan. For purposes of calculating the registration fee amount for shares reserved for future grants under the Plan, the average high and low prices of the Registrant's Common Stock, as reported on the Nasdaq National Market on August 4, 2000, was $2.02 per share.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors, or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.           REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors, or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Exchange Act;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
         Section 12 of the Exchange Act, filed with the Commission on February 7, 2000.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation contains provisions eliminating or limiting director liability to the Registrant and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provisions do not, however, eliminate the personal liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above. As a result of this provision, the ability of the Registrant or a stockholder to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his or her duty of care.

         The Registrant's Restated Certificate of Incorporation and Amended And Restated Bylaws also provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to limited exceptions against liabilities arising by reason of their status or services as an officer or director.

         The Registrant has also entered into separate indemnification agreements with its directors and certain of its officers that require the Registrant, among other things, to advance their expenses as a result of any proceeding against them as to which they could be indemnified. The Registrant believes that the limitation of liability provision in its Restated Certificate of Incorporation and the indemnification agreements will facilitate the Registrant's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Registrant. The Registrant may, from time to time, agree to provide similar indemnification to certain employees and agents of the Registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           INDEX TO EXHIBITS.


  Exhibit                       Description of Document
  Number
          4.1  Restated Certificate of Incorporation of Registrant (WHICH
               IS INCORPORATED BY REFERENCE TO EXHIBIT 3.1 TO THE
               REGISTRANT'S REGISTRATION STATEMENT NO. 333-91657 FILED
               WITH THE COMMISSION ON JANUARY 13, 2000).

          4.2  Amended And Restated Bylaws of Registrant (WHICH IS
               INCORPORATED BY REFERENCE TO EXHIBIT 3.2 TO THE
               REGISTRANT'S REGISTRATION STATEMENT NO. 333-91657 FILED
               WITH THE COMMISSION ON JANUARY 13, 2000).

          4.3  VantageMed Corporation 1998 Stock Option/Stock Issuance
               Plan, as amended (WHICH IS INCORPORATED BY REFERENCE TO
               EXHIBIT 10.13 TO THE REGISTRANT'S REGISTRATION STATEMENT
               NO. 333-91657 FILED WITH THE COMMISSION ON JANUARY
               13, 2000).

          5.1  Opinion of Counsel as to legality of securities being registered.

         23.1  Consent of Arthur Andersen LLP, Independent Auditors.

         23.2  Consent of Counsel (WHICH IS CONTAINED IN EXHIBIT 5.1).

         24.1  Powers of Attorney (WHICH ARE INCLUDED AS PART OF THE
               SIGNATURE PAGE OF THIS REGISTRATION STATEMENT).

ITEM 9.           UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 7th day of August, 2000.

                                             VANTAGEMED CORPORATION

                                             BY:    /s/ JAMES L. SEILER
                                                ------------------------------
                                             James L. Seiler,
                                             CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of VantageMed Corporation, a Delaware corporation, do hereby constitute and appoint James L. Seiler and Joel Harris, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys or agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the 7th day of August, 2000, in the capacities indicated.


                         SIGNATURES                                                     TITLE
                        -------------                                                 ---------
      /s/ JAMES L. SEILER                                     Chief Executive Officer and Chairman of the Board
   ---------------------------------------------------        (Principal Executive Officer)
           James L. Seiler


      /s/ RICHARD PENDLETON                                   Senior Vice President and Director
   ---------------------------------------------------
           Richard Pendleton

      /s/ JOEL HARRIS                                         President and Director
   ---------------------------------------------------
           Joel Harris

      /s/ PETER FRIEDLI                                       Director
   ---------------------------------------------------
           Peter Friedli

     /s/ JOHN STEVENS                                         Director
   ---------------------------------------------------
          John Stevens

     /s/ PAUL W. SOUZA                                        Chief Financial Officer (Principal Financial and
   ---------------------------------------------------        Accounting Officer)
          Paul W. Souza